Exhibit 99.1

Penn Virginia Reports Fourth Quarter and Full-Year 2019 Results
--- Generated Net Cash Provided by Operating Activities of $76 Million and Free Cash Flow of $4 Million for the Fourth Quarter 2019 ---
--- Grew Oil Production by 23% and Total Production by 27% for 2019 ---

HOUSTON, February 27, 2020 (GLOBE NEWSWIRE) -- Penn Virginia Corporation (“Penn Virginia” or the “Company”) (NASDAQ:PVAC) today announced its financial and operational results for the fourth quarter and full-year 2019, year-end reserve estimates and 2020 outlook.
Significant Highlights

•	Generated net cash provided by operating activities of $76.0 million and $4.4 million of free cash flow (“FCF”) (1) for the fourth quarter of 2019 and expect to generate FCF(1) for full-year 2020;

•
Produced 22,211 barrels of oil per day (“BOPD”) for the fourth quarter of 2019, exceeding mid-point of guidance. Total production for the fourth quarter was 29,314 barrels of oil equivalent per day (“BOEPD”) (76% crude oil), also exceeding mid-point of guidance;

•	Grew oil production by 23% to 20,418 BOPD and total production by 27% to 27,730 BOEPD (74% crude oil) for the full-year 2019, in each case exceeding mid-point of guidance;

•
Generated net income of $3.3 million, or $0.22 per diluted share, and adjusted net income(2) of $41.6 million, or $2.75 per diluted share, for the fourth quarter of 2019. Net Income was $70.6 million, or $4.67 per diluted share, and adjusted net income(2) of $135.6 million, or $8.97 per diluted share, for the full year 2019;

•	Generated adjusted EBITDAX(3) of $96.4 million for the fourth quarter of 2019. For the full year 2019, the Company generated adjusted EBITDAX(3) of $352.2 million;

•	Hedged approximately 76% of 2020 oil production (assuming mid-point of guidance); and

•	Lowered Penn Virginia’s net debt to adjusted EBITDAX ratio(4) to below 1.6x as of December 31, 2019.

John A. Brooks, President and Chief Executive Officer of Penn Virginia commented, “We were pleased with our solid performance during the fourth quarter, which was highlighted by higher quarterly oil and total production volumes that both exceeded the mid-point of guidance and lower total cash direct operating costs per BOE as compared to the third quarter. Most importantly, our continued focus on increasing operational efficiencies and driving down costs led to strong cash margins during the fourth quarter and the generation of free cash flow, as well as a reduction in our leverage ratio.”
Mr. Brooks continued, “We believe Penn Virginia is uniquely positioned in this market. As we look into 2020, we expect to moderately grow oil production. This expected growth, coupled with a low-cost structure, anticipated strong cash margins, declining capital expenditures, and low leverage, positions Penn Virginia to generate free cash flow. We believe this makes Penn Virginia a strong investment opportunity and uniquely positioned among its peer group.”
Fourth Quarter 2019 and Full-Year Operating Results
Total production in the fourth quarter of 2019 increased by approximately 14% from the fourth quarter of 2018 to 2.7 MMBOE, or 29,314 BOEPD (76% crude oil). Penn Virginia produced 10.1 MMBOE, or 27,730 BOEPD (74% crude oil), for full-year 2019, representing 27% growth in total production and 23% growth in oil production over 2018 levels.
Penn Virginia spud 12 gross (10.9 net) wells and turned to sales 11 gross (9.9 net) wells during the fourth quarter of 2019, all in the Eagle Ford. During 2019, the Company spud 46 gross (41.4 net) wells and turned to sales 48 gross (43.3 net) and had five drilled but uncompleted wells at year-end.
Year-End 2019 Proved Reserves
Penn Virginia's total proved reserves as of December 31, 2019, increased 8% to approximately 133.1 MMBOE compared to 123.0 MMBOE reported at year-end 2018. The composition of the reserves at the end of 2019 was 74% oil, 15% NGLs and 11% natural gas, with 42% of the reserves classified as proved developed. The proved reserves were calculated in accordance with Securities and Exchange Commission (“SEC”) guidelines using the pricing of $55.67 per barrel for crude oil and $2.58 per million British Thermal Units (MMBtu) for natural gas.
The Company's Standardized Measure was $1.5 billion as of December 31, 2019, compared to $1.6 billion as of year-end 2018. The value of the Company’s total proved reserves, utilizing the SEC price guidelines, discounted at 10% and before tax (“PV-10 value”)(5), was $1,600.1 million as of December 31, 2019. The PV-10 value of the Company's total proved developed (“PD”) reserves utilizing the SEC price guidelines was $1,012.0 million as of December 31, 2019(5).
The table below summarizes the changes in the Company’s proved reserves during 2019:

Exhibit 99.1

			Natural	Total
Proved	Oil	NGL	Gas	Equivalents
Reserves	(MBbls)	(MBbls)	(MMcf)	(Mboe)
Beginning Reserves (December 31, 2018)	89,656	18,044	91,493	122,950
Production	(7,453)	(1,491)	(7,067)	(10,121)
Revisions to Previous Estimates	(24,709)	(4,055)	(25,440)	(33,006)
Extensions and Discoveries	40,190	6,575	31,045	51,939
Purchase of Reserves	1,212	81	418	1,363
Ending Reserves (December 31, 2019)	98,896	19,154	90,449	133,125
Fourth Quarter 2019 Financial Results
Operating expenses were $73.7 million, or $27.33 per BOE, in the fourth quarter of 2019. Total cash direct operating expenses, which consist of lease operating expenses (“LOE”), gathering, processing, and transportation (“GPT”) expenses, production and ad valorem taxes, and cash general and administrative (“G&A”) expenses, were $27.8 million, or $10.32 per BOE, in the fourth quarter of 2019.  Total G&A expenses for the fourth quarter of 2019 were $1.97 per BOE, which included $1.0 million of non-cash share-based compensation.  For the fourth quarter of 2019, adjusted cash G&A expenses(6), which excludes that item, were $1.61 per BOE. LOE was $3.65 per BOE for the fourth quarter of 2019.
Net income for the fourth quarter of 2019 was $3.3 million, or $0.22 per diluted share, compared to net income of $200.7 million, or $13.10 per diluted share, in the fourth quarter of 2018.  Adjusted net income(2) was $41.6 million, or $2.75 per diluted share in the fourth quarter of 2019, versus $39.1 million, or $2.55 per diluted share in the fourth quarter of 2018.
Adjusted EBITDAX(3) was $96.4 million in the fourth quarter of 2019, compared to $88.2 million in the fourth quarter of 2018.
Full Year 2019 Financial Results
Operating expenses were $294.4 million, or $29.09 per BOE, in 2019. Total cash direct operating expenses were $115.7 million, or $11.44 per BOE in 2019.
Net income for the full year of 2019 was $70.6 million, or $4.67 per diluted share. Adjusted net income(2) was $135.6 million, or $8.97 per diluted share in 2019.
Adjusted EBITDAX(3) was $352.2 million for 2019, compared to $299.5 million for 2018.
Hedging Update
Penn Virginia enters into oil and natural gas hedges on a portion of its production to help mitigate commodity price risk.
The tables below set forth Penn Virginia’s current oil and natural gas hedge positions:

	WTI - Oil Volumes	WTI Average Price	MEH - Oil Volumes	MEH Average Price
Swaps	(Barrels per day)	($ per barrel)	(Barrels per day)	($ per barrel)
1Q - 2020	15,648	$55.34	2,000	$61.03
2Q - 2020	10,648	$55.35	2,000	$61.03
3Q - 2020	8,630	$55.20	2,000	$61.03
4Q - 2020	8,630	$55.20	2,000	$61.03
1Q - 2021	3,333	$55.89	—	$—
2Q - 2021	3,297	$55.89	—	$—
3Q - 2021	1,630	$55.50	—	$—
4Q - 2021	1,630	$55.50	—	$—

Exhibit 99.1

	WTI - Oil Volumes	WTI Floor Price	WTI Ceiling Price
Collars	(Barrels per day)	($ per barrel)	($ per barrel)
2Q - 2020	5,297	$52.36	$57.60
3Q - 2020	6,891	$52.97	$58.03
4Q - 2020	2,000	$48.00	$57.10
1Q - 2021	1,667	$55.00	$58.00
2Q - 2021	1,648	$55.00	$58.00

	WTI - Oil Volumes	WTI Put Price
Sold Puts	(Barrels per day)	($ per barrel)
1Q - 2021	5,000	$44.00
2Q - 2021	4,945	$44.00
3Q - 2021	1,630	$44.00
4Q - 2021	1,630	$44.00

Penn Virginia has hedged over 40% of its 2020 natural gas production (assuming mid-point of guidance).

	Henry Hub - Gas Volumes	Henry Hub Floor Price	Henry Hub Ceiling Price
Collars	(MMBtu/d)	($/MMBtu)	($/MMBtu)
1Q - 2020	5,934	$2.00	$2.18
2Q - 2020	8,901	$2.00	$2.18
3Q - 2020	8,804	$2.00	$2.18
4Q - 2020	8,804	$2.00	$2.18

Hedge positions as of January 31, 2020.

Balance Sheet and Liquidity
During the fourth quarter of 2019, the Company incurred $64.6 million of capital expenditures (excluding acquisitions), of which 96% was associated with drilling and completion capital. For the full year 2019, Penn Virginia incurred $355.9 million of capital expenditures (excluding acquisitions), of which 97% was for drilling and completion capital.
As of December 31, 2019, Penn Virginia had cash of $7.8 million and total debt of $562.4 million, including borrowings under its revolving credit facility of $362.4 million. Liquidity was $145.0 million as of December 31, 2019, including cash and $137.2 million available under the Company’s revolving credit facility. As of December 31, 2019, the Company’s net debt to adjusted EBITDAX ratio was less than 1.6x(4).
2020 Outlook
Penn Virginia is committed to generating free cash flow and maintaining financial discipline and a strong balance sheet.  As a result, the Company expects its development pace for 2020 will be similar to 2019.

Exhibit 99.1

The table below sets forth the Company’s operational and financial guidance:

2020

Production (BOPD)	20,800 - 22,200
Production (BOEPD)	27,300 - 29,100

Realized Price Differentials
Oil (WTI, per barrel)	$(1.00) - $0.00
Natural gas (Henry Hub, per MMBtu)	$(0.10) - $0.10

Direct Operating Expenses
Lease operating expenses (per BOE)	$4.15 - $4.45
GPT expenses (per BOE)	$2.35 - $2.55
Ad valorem and production taxes (percent of product revenue)	6.00% - 6.50%
Cash G&A expenses (per BOE)	$2.60 - $2.90

Capital Expenditures (millions)
Drilling & Completion	$265 - $295
Land, Facilities and other	~$15
Acreage and Drilling Inventory
As of December 31, 2019, the Company had approximately 100,200 gross (87,400 net) acres.  Approximately 91% of Penn Virginia’s acreage is held by production. During 2019, the Company leased or renewed approximately 3,500 net acres.
Penn Virginia at year-end had an estimated 500 gross (441 net) drilling locations, of which 100% are Company-operated. The Company’s net treatable lateral length was 2.7 million feet at year-end 2019.
Fourth Quarter and Full-Year 2019 Conference Call
A conference call and webcast discussing the fourth quarter and year-end 2019 financial and operational results are scheduled for Friday, February 28, 2020 at 11:00 a.m. ET. Prepared remarks will be followed by a question and answer period. Investors and analysts may participate via phone by dialing (844) 707-6931 (international: (412) 317-9248) five to 10 minutes before the scheduled start time, or via webcast by logging on to the Company’s website, www.pennvirginia.com, at least 15 minutes prior to the scheduled start time to download supporting materials and install any necessary audio software.
An on-demand replay of the webcast will be available on the Company’s website beginning shortly after the webcast. The replay will also be available from February 28, 2020, through March 6, 2020, by dialing (877) 344-7529 (international (412) 317-0088) and entering the passcode 10139016.
About Penn Virginia Corporation
Penn Virginia Corporation is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs, and natural gas, with operations in the Eagle Ford shale in south Texas. For more information, please visit our website at www.pennvirginia.com. The information on the Company’s website is not part of this release.
Cautionary Statements Regarding Reserves
The estimates and guidance presented in this release are based on assumptions of capital expenditure levels, prices for oil, natural gas, and NGLs, current indications of supply and demand for oil, well results, and operating costs. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, operational and regulatory risks and uncertainties and are subject to material revision. Actual results may differ materially from estimates and guidance. Please read the “Forward-Looking Statements” section below, as well as “Risk Factors” in our Annual Report on Form 10-K.

Exhibit 99.1

Forward-Looking Statements
This communication contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts are forward-looking statements, and such statements include,  words such as “anticipate,” “guidance,” “assumptions,” “projects,” “forward,” “estimates,” “outlook,” “expects,” “continues,” “intends,” “plans,” “believes,” "future,” “potential,” “may,” “foresee,” “possible,” “should,” “would,” “could” and variations of such words or similar expressions, including the negative thereof, to identify forward-looking statements. Because such statements include assumptions, risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: risks related to potential and completed acquisitions, including related costs and our ability to realize their expected benefits; our ability to satisfy our short-term and long-term liquidity needs, including our inability to generate sufficient cash flows from operations or to obtain adequate financing to fund our capital expenditures and meet working capital needs; negative events or publicity adversely affecting our ability to maintain our relationships with our suppliers, service providers, customers, employees, and other third parties; plans, objectives, expectations and intentions contained in this communication that are not historical; our ability to execute our business plan in volatile and depressed commodity price environments; the decline in and volatility of expected and realized commodity prices for oil, NGLs, and natural gas; our ability to develop, explore for, acquire and replace oil and gas reserves and sustain production; our ability to generate profits or achieve targeted reserves in our development and exploratory drilling and well operations; our ability to meet guidance, market expectations and internal projections, including type curves; any impairments, write-downs or write-offs of our reserves or assets; the projected demand for and supply of oil, NGLs and natural gas; our ability to contract for drilling rigs, frac crews, materials, supplies and services at reasonable costs; our ability to renew or replace expiring contracts on acceptable terms; our ability to obtain adequate pipeline transportation capacity or other transportation for our oil and gas production at reasonable cost and to sell our production at, or at reasonable discounts to, market prices; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and gas reserves; use of new techniques in our development, including choke management and longer laterals; drilling, completion and operating risks, including adverse impacts associated with well spacing and a high concentration of activity; our ability to compete effectively against other oil and gas companies; leasehold terms expiring before production can be established and our ability to replace expired leases; environmental obligations, costs and liabilities that are not covered by an effective indemnity or insurance; the timing of receipt of necessary regulatory permits; the effect of commodity and financial derivative arrangements with other parties, and counterparty risk related to the ability of these parties to meet their future obligations; the occurrence of unusual weather or operating conditions, including force majeure events; our ability to retain or attract senior management and key employees; our reliance on a limited number of customers and a particular region for substantially all of our revenues and production; compliance with and changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; physical, electronic and cybersecurity breaches; uncertainties relating to general domestic and international economic and political conditions; the impact and costs associated with litigation or other legal matters; and other risks set forth in our filings with the SEC. Additional information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. In addition, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The statements in this communication speak only as of the date of the communication. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.
Footnotes

(1)
Free cash flow is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release. Forward-looking FCF expectations are based on $50/Bbl WTI.

(2)
Adjusted net income is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(3)
Adjusted EBITDAX is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(4)	Leverage Ratio is defined as Net Debt to LTM Adjusted EBITDAX. Net Debt and Adjusted EBITDAX are non-GAAP measures defined and reconciled at the end of this release.

(5)	PV-10 Value is a non-GAAP measure reconciled to Standardized Measure at the end of this release.

(6)
Adjusted Cash G&A expense is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

Exhibit 99.1

PENN VIRGINIA CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
and SELECTED OPERATING STATISTICS - unaudited
(in thousands, except per share, production and price data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
Revenues
Crude oil	$115,252	$110,618	$112,452	$434,713	$402,485
Natural gas liquids (NGLs)	3,993	3,546	6,618	16,589	21,073
Natural gas	3,951	4,215	5,502	17,733	15,972
Total product revenues	123,196	118,379	124,572	469,035	439,530
Gain (losses) on sales of assets, net	(113)	77	(258)	5	(177)
Other revenues, net	834	848	542	2,176	1,479
Total revenues	123,917	119,304	124,856	471,216	440,832
Operating expenses
Lease operating	9,854	11,868	9,955	43,088	35,879
Gathering, processing and transportation	6,260	6,600	5,765	23,197	18,626
Production and ad valorem taxes	7,385	7,401	6,508	28,057	23,547
General and administrative	4,330	5,830	6,970	21,402	21,446
Total cash direct operating expenses	27,829	31,699	29,198	115,744	99,498
Share-based compensation - equity classified awards	981	1,046	1,146	4,082	4,618
Depreciation, depletion and amortization	44,882	46,519	39,591	174,569	127,961
Total operating expenses	73,692	79,264	69,935	294,395	232,077
Operating income	50,225	40,040	54,921	176,821	208,755
Other income (expense)
Interest expense, net	(8,541)	(8,736)	(8,389)	(35,811)	(26,462)
Derivatives	(37,965)	24,248	149,152	(68,131)	37,427
Other, net	(19)	(248)	2,099	(153)	2,266
Reorganization items, net	—	—	3,322	—	3,322
Income before income taxes	3,700	55,304	201,105	72,726	225,308
Income tax expense	(401)	(942)	(370)	(2,137)	(523)
Net income	$3,299	$54,362	$200,735	$70,589	$224,785

Net income per share:
Basic	$0.22	$3.60	$13.32	$4.67	$14.93
Diluted	$0.22	$3.59	$13.10	$4.67	$14.70

Weighted average shares outstanding:
Basic	15,126	15,110	15,075	15,110	15,059
Diluted	15,131	15,160	15,328	15,126	15,292

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
Production
Crude oil (MBbls)	2,043	1,937	1,818	7,453	6,077
NGLs (MBbls)	372	415	304	1,491	1,004
Natural gas (MMcf)	1,690	1,899	1,446	7,067	5,181
Total (MBOE)	2,697	2,668	2,363	10,121	7,944
Average daily production (BOEPD)	29,314	29,003	25,686	27,730	21,765

Prices
Crude oil ($ per Bbl)	$56.40	$57.12	$61.84	$58.33	$66.23
NGLs ($ per Bbl)	$10.74	$8.54	$21.79	$11.13	$20.99
Natural gas ($ per Mcf)	$2.34	$2.22	$3.80	$2.51	$3.08
Aggregate ($ per BOE)	$45.68	$44.37	$52.72	$46.34	$55.33

Prices - Adjusted for derivative settlements
Crude oil ($ per Bbl)	$56.50	$56.90	$54.64	$57.78	$58.28
Aggregate ($ per BOE)	$45.75	$44.21	$47.17	$45.93	$49.25

Exhibit 99.1

PENN VIRGINIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS - unaudited
(in thousands)

	December 31,	December 31,
	2019	2018
Assets
Current assets	$88,339	$126,430
Net property and equipment	1,120,425	927,994
Other noncurrent assets	9,474	14,530
Total assets	$1,218,238	$1,068,954

Liabilities and shareholders' equity
Current liabilities	129,274	104,691
Other noncurrent liabilities	13,191	5,533
Total long-term debt, net	555,028	511,375
Total shareholders' equity	520,745	447,355
Total liabilities and shareholders' equity	$1,218,238	$1,068,954

PENN VIRGINIA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS - unaudited
(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
Cash flows from operating activities
Net income	$3,299	$54,362	$200,735	$70,589	$224,785
Adjustments to reconcile net income to
net cash provided by operating activities:
Non-cash reorganization items	—	—	(3,322)	—	(3,322)
Depreciation, depletion and amortization	44,882	46,519	39,591	174,569	127,961
Derivative contracts:
Net losses (gains)	37,965	(24,248)	(149,152)	68,131	(37,427)
Cash settlements, net	194	(423)	(13,100)	(4,136)	(48,291)
Deferred income tax expense	401	942	2,841	3,373	2,994
(Gain) loss on sales of assets, net	113	(77)	258	(5)	177
Non-cash interest expense	810	796	907	3,354	3,416
Share-based compensation (equity-classified)	981	1,046	1,146	4,082	4,618
Other, net	13	13	6	52	44
Changes in operating assets and liabilities	(12,677)	10,921	(683)	185	(2,823)
Net cash provided by operating activities	75,981	89,851	79,227	320,194	272,132
Cash flows from investing activities
Acquisitions, net	(560)	(5,956)	—	(6,516)	(85,387)
Capital expenditures	(71,010)	(115,792)	(107,333)	(362,743)	(430,592)
Proceeds from sales of assets, net	—	186	(306)	215	7,683
Net cash used in investing activities	(71,570)	(121,562)	(107,639)	(369,044)	(508,296)
Cash flows from financing activities
Proceeds from credit facility borrowings	14,000	30,400	38,500	76,400	244,000
Repayment of credit facility borrowings	(22,000)	—	—	(35,000)	—
Debt issuance costs paid	—	(98)	(235)	(2,616)	(989)
Net cash provided by (used in) financing activities	(8,000)	30,302	38,265	38,784	243,011
Net increase (decrease) in cash and cash equivalents	(3,589)	(1,409)	9,853	(10,066)	6,847
Cash and cash equivalents - beginning of period	11,387	12,796	8,011	17,864	11,017
Cash and cash equivalents - end of period	$7,798	$11,387	$17,864	$7,798	$17,864

Exhibit 99.1

PENN VIRGINIA CORPORATION
CERTAIN NON-GAAP FINANCIAL MEASURES - unaudited

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

Reconciliation of GAAP “Net income” to Non-GAAP “Adjusted net income”
Adjusted net income is a non-GAAP financial measure that represents net income adjusted to include net cash settlements of derivatives and exclude the effects, net of income taxes, of non-cash changes in the fair value of derivatives, net gains and losses on the sales of assets, acquisition, divestiture and strategic transaction costs, executive retirement costs, other net items, reorganization items and alternative minimum tax credit adjustments. We believe that Non-GAAP adjusted net income and non-GAAP adjusted net income per share amounts provide meaningful supplemental information regarding our operational performance. This information facilitates management’s internal comparisons to the Company’s historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, the Company believes that our investors can benefit by evaluating both non-GAAP and GAAP results. Adjusted net income non-GAAP is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income.

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
	(in thousands, except per share amounts)
Net income	$3,299	$54,362	$200,735	$70,589	$224,785
Adjustments for derivatives:
Net losses (gains)	37,965	(24,248)	(149,152)	68,131	(37,427)
Cash settlements, net	194	(423)	(13,100)	(4,136)	(48,291)
(Gain) loss on sales of assets, net	113	(77)	258	(5)	177
Acquisition, divestiture and strategic transaction costs	—	—	3,429	800	3,960
Executive retirement costs	—	—	—	—	250
Other, net	4	228	(113)	232	(193)
Reorganization items, net	—	—	(3,322)	—	(3,322)
Alternative minimum tax credit adjustments to income taxes, net	—	—	370	—	523
Adjusted net income	$41,575	$29,842	$39,105	$135,611	$140,462

Net income, per diluted share	$0.22	$3.59	$13.10	$4.67	$14.70
Adjusted net income, per diluted share	$2.75	$1.97	$2.55	$8.97	$9.19

Exhibit 99.1

Reconciliation of GAAP “Net income” to Non-GAAP “Adjusted EBITDAX”
Adjusted EBITDAX represents net income before interest expense, income taxes, depreciation, depletion and amortization expense and share-based compensation expense, further adjusted to include the net cash settlements of derivatives and exclude the effects of gains and losses on sales of assets, non-cash changes in the fair value of derivatives, and special items including acquisition, divestiture and strategic transaction costs, executive retirement costs, other items and reorganization items. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss). Adjusted EBITDAX as defined by Penn Virginia may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as operating income or cash flows from operating activities. Adjusted EBITDAX should not be considered in isolation or as a substitute for an analysis of Penn Virginia’s results as reported under GAAP.

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
	(in thousands, except per unit amounts)
Net income	$3,299	$54,362	$200,735	$70,589	$224,785
Adjustments to reconcile to Adjusted EBITDAX:
Interest expense, net	8,541	8,736	8,389	35,811	26,462
Income tax expense	401	942	370	2,137	523
Depreciation, depletion and amortization	44,882	46,519	39,591	174,569	127,961
Share-based compensation expense (equity-classified)	981	1,046	1,146	4,082	4,618
(Gain) loss on sales of assets, net	113	(77)	258	(5)	177
Adjustments for derivatives:
Net losses (gains)	37,965	(24,248)	(149,152)	68,131	(37,427)
Cash settlements, net	194	(423)	(13,100)	(4,136)	(48,291)
Adjustment for special items:
Acquisition, divestiture and strategic transaction costs	—	—	3,429	800	3,960
Executive retirement costs	—	—	—	—	250
Other, net	4	228	(113)	232	(193)
Reorganization items, net	—	—	(3,322)	—	(3,322)
Adjusted EBITDAX	$96,380	$87,085	$88,231	$352,210	$299,503

Net income per BOE	$1.22	$20.37	$84.94	$6.97	$28.30

Adjusted EBITDAX per BOE	$35.74	$32.64	$37.34	$34.80	$37.70

Exhibit 99.1

Reconciliation of GAAP “Operating expenses” to Non-GAAP “Adjusted direct operating expenses and Adjusted direct operating expenses per BOE”
Adjusted direct operating expenses and adjusted direct operating expenses per BOE are a supplemental non-GAAP financial measure that excludes certain non-recurring expenses and non-cash expenses. We believe that the non-GAAP measure of Adjusted total direct operating expense per BOE is useful to investors because it provides readers with a meaningful measure of our cost profile and provides for greater comparability period-over-period.

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
	(in thousands, except per unit amounts)
Operating expenses - GAAP	$73,692	$79,264	$69,935	$294,395	$232,077
Less:
Share-based compensation - equity-classified awards	(981)	(1,046)	(1,146)	(4,082)	(4,618)
Depreciation, depletion and amortization	(44,882)	(46,519)	(39,591)	(174,569)	(127,961)
Total cash direct operating expenses	27,829	31,699	29,198	115,744	99,498
Significant special charges:
Acquisition, divestiture and strategic transaction costs	—	—	(3,429)	(800)	(3,960)
Executive retirement costs	—	—	—	—	(250)
Non-GAAP Adjusted direct operating expenses	$27,829	$31,699	$25,769	$114,944	$95,288

Total cash direct operating expenses per BOE	$10.32	$11.88	$12.36	$11.44	$12.52

Operating expenses per BOE	$27.33	$29.71	$29.59	$29.09	$29.21

Non-GAAP Adjusted direct operating expenses per BOE	$10.32	$11.88	$10.90	$11.36	$11.99

Reconciliation of GAAP “General and administrative expenses” to Non-GAAP “Adjusted cash general and administrative expenses”
Adjusted cash general and administrative expenses is a supplemental non-GAAP financial measure that excludes certain non-recurring expenses and non-cash share-based compensation expense. We believe that the non-GAAP measure of Adjusted cash general and administrative expenses is useful to investors because it provides readers with a meaningful measure of our recurring G&A expense and provides for greater comparability period-over-period.

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
	(in thousands, except per unit amounts)
General and administrative expenses - direct	$4,330	$5,830	$6,970	$21,402	$21,446
Share-based compensation - equity-classified awards	981	1,046	1,146	4,082	4,618
GAAP General and administrative expenses	5,311	6,876	8,116	25,484	26,064
Less: Share-based compensation - equity-classified awards	(981)	(1,046)	(1,146)	(4,082)	(4,618)
Significant special charges:
Acquisition, divestiture and strategic transaction costs	—	—	(3,429)	(800)	(3,960)
Executive retirement costs	—	—	—	—	(250)
Adjusted cash-based general and administrative expenses	$4,330	$5,830	$3,541	$20,602	$17,236

GAAP General and administrative expenses per BOE	$1.97	$2.58	$3.43	$2.52	$3.28
Adjusted cash general and administrative expenses per BOE	$1.61	$2.18	$1.50	$2.04	$2.17

Exhibit 99.1

Reconciliation of GAAP “Standardized Measure of Discounted Future Net Cash Flows” to Non-GAAP “PV-10”
Non-GAAP PV-10 value is the estimated future net cash flows from estimated proved reserves discounted at an annual rate of 10 percent before giving effect to income taxes. The standardized measure of discounted future net cash flows is the after-tax estimated future cash flows from estimated proved reserves discounted at an annual rate of 10 percent, determined in accordance with generally accepted accounting principles (GAAP). We use non-GAAP PV-10 value as one measure of the value of our estimated proved reserves and to compare relative values of proved reserves amount exploration and production companies without regard to income taxes. We believe that securities analysts and rating agencies use PV-10 value in similar ways. Our management believes PV-10 value is a useful measure for comparison of proved reserve values among companies because, unlike standardized measure, it excludes future income taxes that often depend principally on the characteristics of the owner of the reserves rather than on the nature, location and quality of the reserves themselves.

	December 31,
	2019	2018
	(in thousands)
Standardized measure of future discounted cash flows	$1,488,882	$1,623,890
Present value of future income taxes discounted at 10%	111,214	145,462
PV-10	$1,600,096	$1,769,352

Definition and Explanation of Free Cash Flow
Free Cash Flow is not a measure of net income (loss) as determined by GAAP. We define Free Cash Flow as Discretionary Cash Flow (non-GAAP) less acquisition capital plus asset divestiture proceeds plus sales and use tax refunds less oil and gas capital expenditures. Discretionary Cash Flow is defined as net cash provided by operating activities (GAAP) less changes in working capital (current assets and liabilities). Free Cash flow is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to Net Cash Provided by Operating Activities. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry.

	Three Months Ended	Twelve Months Ended
	December 31, 2019	December 31, 2019
	(in thousands)
EBITDAX, as reported	$96,380	$352,210
Interest expense, as reported, less non-cash interest	(8,633)	(36,593)
Income taxes refunded	2,471	2,471
Debt issues costs paid	—	(2,616)
Working capital and other, net	(21,585)	(8,602)
Discretionary cash flows	68,633	306,870

Capital expenditures, as reported	(64,623)	(355,851)
Acquisitions	(560)	(6,516)
Proceeds from asset sales	—	215
Sales and use tax refunds applied to capital additions	961	3,816
Capital additions, net	(64,222)	(358,336)
Free cash flow	$4,411	$(51,466)

Net debt at beginning of period	$559,013	503,136
Less: Net debt at end of period	(554,602)	(554,602)
Free cash flow	$4,411	$(51,466)

Exhibit 99.1

Net Debt
Net debt, excluding unamortized discount and debt issuance costs is a non-GAAP financial measure that is defined as total principal amount of long-term debt less cash and cash equivalents. The most comparable financial measure to net debt, excluding unamortized discount and debt issuance costs under GAAP is principal amount of long-term debt. Net debt is used by management as a measure of our financial leverage. Net debt, excluding unamortized discount and debt issuance costs should not be used by investors or others as the sole basis in formulating investment decisions as it does not represent the Company’s actual indebtedness.

	December 31, 2019	September 30, 2019	December 31, 2018
	(in thousands)
Credit Facility	$362,400	$370,400	$321,000
Second lien term loan, excluding unamortized discount and issue costs	200,000	200,000	200,000
Cash and cash equivalents	(7,798)	(11,387)	(17,864)
Net Debt	$554,602	$559,013	$503,136

Contact
Clay Jeansonne
Investor Relations
Ph: (713) 722-6540
E-Mail: invest@pennvirginia.com